SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2007

 Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

355 South 1550 West

Spanish Fork, UT 84660

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2007, Better Biodiesel, Inc. (the “Company”) entered into an Asset Purchase, Settlement and Mutual Release Agreement with Ron Crafts, Chairman and Chief Executive Officer of the Company, John Crawford, President, Chief Technology Officer and a Director of the Company, Lynn Dean Crawford, Chief Operations Officer of the Company, James Crawford, Mary Crafts, and Culinary Crafts, LLC. (the “Disengaging Parties”), under which Ron Crafts, John Crawford, Lynn Dean Crawford and James Crawford exchange a total of 15,750,000 shares of common stock of the Company in exchange for: (i) 100% of the membership interests in Domestic Energy Partners, LLC., the Company’s wholly-owned subsidiary (“DEP”); (ii) certain contracts, certain biodiesel processing equipment related to the Company’s proprietary production technology, office furnishings, transferrable tax rebate certificates, documents and copyrights owned by the Company and/or DEP; (iii) all of the rights, title and interest held in the invention indentified in the patent application assigned to the Company; and (iv) the Company’s Twin Cessna airplane (the “Asset Sale Agreement”).

Additionally, under the Asset Sale Agreement, DEP will assume all liabilities in connection with, or obligations owed to, Ron Crafts, John Crawford, James Crawford, Lynn Dean Crawford and Culinary Crafts, including certain wages and loans payable (the liabilities have a stated, total of approximately $321,784.00).

The Asset Sale Agreement also stipulates that Ron Crafts, John Crawford and Lynn Dean Crawford resign from their respective positions with the Company, upon closing.  The closing of the Asset Sale Agreement also occurred on December 20, 2007, as described below.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 20, 2007, the Company and the Disengaging Parties, as defined in Section 1.01, closed the Asset Sale Agreement, resulting in the Disengaging Parties returning to the Company a total of 15,750,000 shares of common stock of the Company in exchange for: (i) 100% of the membership interests in DEP, as defined in Section 1.01, (ii) certain contracts, certain biodiesel processing equipment related to the Company’s proprietary production technology, office furnishings, transferrable tax rebate certificates, documents and copyrights owned by the Company and/or DEP; (iii) all of the rights, title and interest held in the invention indentified in the patent application assigned to the Company; and (iv) the Company’s Twin Cessna airplane (the “Asset Sale Agreement,” described above).

Additionally, under the Asset Sale Agreement, DEP assumed all liabilities in connection with, or obligations owed to, the Disengaging Parties, including certain loans payable (the liabilities have a stated, total of approximately $321,784.00).

The Asset Sale Agreement also resulted in the resignation of Ron Crafts, John Crawford and Lynn Dean Crawford resign from their respective positions with the Company, as described below.

Eight shareholders of the Company beneficially owning a total of 26,192,000 shares of the Company’s 30,945,000 total issued and outstanding shares of common stock consented to the Asset Sale Agreement, in accordance with Section 7-107-104 and Section 7-112-102 of the Colorado Revised Statutes.  Excluding shareholders with a direct interest in the assets sold in the Asset Sale Agreement, four shareholders beneficially owning a total of 10,401,000 consented out of the remaining 15,154,001 total shareholders that are considered disinterested in the assets of the transaction.

The remaining management of the Company continues to focus on the Company’s operations in the biodiesel industry, while shifting its business plan, from a singular focus on biodiesel production through proprietary technology, to a broader business plan including, in addition to research and development of biodiesel fuel technology, the supply of biodiesel raw materials vertically integrated with the marketing and distribution of biodiesel fuel products.

The Company intends to appoint additional management and directors during the first quarter of 2008 to execute its plans.

 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 20, 2007, the Company accepted the resignations of Ron Crafts from his positions as Chairman of the Board of Directors and Chief Executive Officer, John Crawford, from his positions as Director and as President and Chief Technology Officer, and Lynn Dean Crawford from his position as Chief Operations Officer.

The resignations are the result of the Board of Director’s and management’s decision to broaden its business plan, as described in Item 2.01, and the resulting Asset Sale Agreement, in response to management’s belief that the proprietary technology included in the Asset Sale Agreement would not be ready for large-scale commercial use in the near term.  Neither Ron Crafts, John Crawford nor Lynn Dean Crawford resigned due to any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Company intends to appoint additional management and directors during the first quarter of 2008.

Section 8 – Other Events

Item 8.01  Other Events.

On December 17, 2007, the Company executed a letter of intent with GeoAlgae Technology, Inc., a Wyoming corporation (“GAT”), to enter into an acquisition agreement (the “Exchange”) whereby Better Biodiesel will acquire 100% of GAT, which will become a wholly-owned subsidiary of the Company, in exchange for (i) 3,300,000 shares of common stock of Better Biodiesel and  (ii) Better Biodiesel’s commitment to make 6,700,000 shares available as additional compensation, issuable to GAT subject to following performance based criteria, to be definitively determined in the Exchange.

GAT is developing proprietary technology that its management believes will enable the production of biodiesel fuel on a commercial scale using green algae as feed stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                   Exhibits.

Asset Purchase, Settlement and Mutual Release Agreement, dated December 20, 2007, attached hereto as Exhibit 10.4.

Letter of Intent with GeoAlgae Technology, Inc., dated December 17, 2007, attached hereto as Exhibit 99.8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 21, 2007

BETTER BIODIESEL, INC.

By:	/s/ Gary Crook
Gary Crook, Chief Financial Officer

EXHIBIT INDEX

Exhibit                                Description
Number

10.4                      Asset Purchase, Settlement and Mutual Release Agreement, dated December 20, 2007

99.8                      Letter of Intent with GeoAlgae Technology, Inc.